Exhibit 99.2

BANK FIRST CORPORATION COVID - 19 Pandemic Response April 21, 2020 www.BankFirstWI.bank Ticker: BFC

Safe Harbor Statement This presentation includes "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 19 95. Such statements include, but are not limited to, statements concerning future business, revenue and earnings. These statement s a re not historical facts or guarantees of future performance, events or results. There are risks, uncertainties and other factors th at could cause the actual results of the Company to differ materially from the results expressed or implied by such forward - looking state ments. Forward looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update o r revise forward looking information, whether as a result of new, updated information, future events or otherwise. Statements r ega rding historical stock price performance are not indicative of or guarantees of future stock price performance.

Bank First's Preparedness & Response

January 1 – February 29, 2020

Phase 1

- Active monitoring of flu season and COVID-19 in Asia.
- Management begins meeting to review and discuss Pandemic Flu Plan.
- Management reviews Business Continuity Plan and discusses crisis management actions.
- Initial order of masks placed as a precaution.

March 1 - March 18, 2020

Phase 2

- Management meets to discuss developments surrounding COVID-19. Phase 4 of Pandemic Flu Plan is implemented.
- First Pandemic Committee meeting with all team members. Daily meetings occur thereafter.
- Orders placed for additional hand sanitizer, masks, and gloves. Tissue boxes sent to each office.
- Employees instructed to stay home for two weeks if sick, have traveled to a Level 3 Country, or went on a cruise.
- COVID-19 response information shared with employees. Team is required to begin social distancing. Sanitization procedures shared.
- Begin testing work-from-home capabilities and arranging alternative locations for staff in same departments. IT orders additional laptops and reviews VPN and GoToMeeting licenses and capabilities.

March 19 - April 17, 2020

Phase 3

- Employee communications from Pandemic Committee provided several times per week. Sanitization and safety measures reiterated regularly.
- Customer communications provided on a weekly basis (or more often as needed).
- Lobbies transition to "Appointment Only" operational model. Drive-thru remains open, with the exception of Mequon.
- Redeployment of front-line staff to high-priority projects and initiatives begin.
- SBA announces Paycheck Protection Program. SBA team meets daily to plan the rollout of the program.
- SBA PPP implemented. Team works around the clock to process applications and prepare loan documents.
- Pandemic Committee creates side committee to plan for reopening, with a focus on employee and customer safety.

BankFirst

Pandemic Committee Name Title Mike Molepske Chief Executive Officer Mike Dempsey President Kelly Fischer Chief Operating Officer Meghann Kasper Chief Credit Officer Kevin LeMahieu Chief Financial Officer Jeff Zimmerlee Chief Retail Officer Kelly Dvorak General Counsel Sherry Jonet Vice President – Human Resources Deb Weyker Vice President – Marketing Jason Krepline EVP – Region President; Senior Loan Officer Joan Woldt EVP – Region President Scott Tuma Enterprise Risk Officer Tom Omdahl Compliance / BSA Officer Sharol Schroeder AVP – Human Resources Shannon Klahn Assistant Executive Officer The Pandemic Committee consists of members of the Senior Management Team as well as individuals from key functions of the bank, each specializing in a specific skill set that adds value to the group . The committee initially met daily to discuss Bank First's response to the COVID - 19 Pandemic . Today, the group meets three times per week, with sub - committees meeting on a more regular basis as needed . The committee reviews the latest information from the Centers for Disease Control and Prevention (CDC) as well as all national, state, and local guidance . The team continues to review the business continuity plan to ensure we have appropriate measures in place that are responsive to the unique nature of this viral threat and minimize business disruptions while ensuring the safety of our employees, customers, and the community .

Branch Accessibility During Pandemic

Office	March 24, 2020 Lobby	March 24, 2020 Drive-Thru	April 14, 2020 Lobby	April 14, 2020 Drive-Thru	
Appleton	Appointment Only	Open – Normal Hours	CLOSED	CLOSED	*Lobby Appointment Only and Drive-Thru re-opening 4/20/20
Ashwaubenon	Appointment Only	Open – Normal Hours	CLOSED	CLOSED	*Lobby Appointment Only and Drive-Thru re-opening 4/20/20
Bellevue	Appointment Only	Open – Normal Hours	Appointment Only	Open – Normal Hours	
Cedarburg	Appointment Only	Open – Normal Hours	Appointment Only	Open – Normal Hours	
Chetek	Appointment Only	Open – Normal Hours	Appointment Only	Open – Normal Hours	
Clintonville	Appointment Only	Open – Normal Hours	Appointment Only	Open – Normal Hours	
Iola	Appointment Only	Open – Normal Hours	Appointment Only	Open – Normal Hours	
Kiel	Appointment Only	Open – Normal Hours	Appointment Only	Open – Normal Hours	
Custer	Appointment Only	Open – Normal Hours	Appointment Only	Open – Normal Hours	
8th Street	Appointment Only	Open – Normal Hours	Appointment Only	Open – Normal Hours	
Mequon	Appointment Only	CLOSED	Appointment Only	CLOSED	
Mishicot	Appointment Only	Open – Normal Hours	Appointment Only	Open – Normal Hours	
Oshkosh	Appointment Only	Open – Normal Hours	Appointment Only	Open – Normal Hours	
Plymouth	Appointment Only	Open – Normal Hours	Appointment Only	Open – Normal Hours	
Seymour	Appointment Only	Open – Normal Hours	Appointment Only	Open – Normal Hours	
Sheboygan	Appointment Only	Open – Normal Hours	Appointment Only	Open – Normal Hours	
Tomah	Appointment Only	Open – Normal Hours	Appointment Only	Open – Normal Hours	
Two Rivers	Appointment Only	Open – Normal Hours	Appointment Only	Open – Normal Hours	
Valders	Appointment Only	Open – Normal Hours	Appointment Only	Open – Normal Hours	
Watertown	Appointment Only	Open – Normal Hours	Appointment Only	Open – Normal Hours	
Waupaca	Appointment Only	Open – Normal Hours	Appointment Only	Open – Normal Hours	
Weyauwega	Appointment Only	Open – Normal Hours	Appointment Only	Open – Normal Hours	
Acuity	CLOSED	N/A	CLOSED	N/A	

BankFirst

Operational Preparedness & Response We began stress testing departments and essential functions in mid - March to determine how each area would be impacted by employees working from home . The testing was overall successful, with no technological concerns noted . In mid - March, key operating functions were dispersed . Employees in these functions are not permitted to work in the same office and/or workspace together . 170 employees have the ability to work from home and have been encouraged to split time at home/in the office to limit exposure . Prepare Test Act EMPLOYEE DISPERSION

Operational Preparedness & Response ▪ Bank First had 120 users that could work remotely prior to the COVID - 19 pandemic, including key employees . ▪ 170 employees have VPN access to utilize check - out laptops in case of an emergency situation . ▪ Bank First already utilized GoToMeeting and GoToWebinar video conferencing platforms for meetings . As such, our users were well versed in using these platforms and transitioned to virtual meetings effortlessly . ▪ Our network infrastructure was already in place, allowing us to scale our work - from - home capabilities without additional investments in infrastructure . ▪ 35 additional laptops ordered and configured to accommodate increased work - from - home options . ▪ Employees required to review and make any necessary updates to their Emergency Contact Information . ▪ Key employees provided with cabling to outfit monitors and home office setups to increase productivity while working from home . ▪ Employees with laptops encouraged to work from home a couple days each week to limit exposure and conform with social distancing requirements . ▪ New intranet is launched early, giving all employees the ability to access important communications from the Pandemic Committee at anytime, anywhere without needing a bank - issued laptop . INFORMATION TECHNOLOGY Measures in Place Prior to Pandemic Measures Implemented in Response to Pandemic

Operational Preparedness & Response RETAIL LOAN OPERATIONS Rate Locks Coming Due Due to the low interest rate environment, Bank First has experienced record purchase/refinance volumes. The above chart reflects the number of rate locks coming due April – June 2020, compared to the same period last year. Retail Loan Operations has been focusing primarily on the following initiatives due to the current interest rate environment and pandemic: • Deferral Requests • Purchases • Refinances To assist with the increased volume of requests, seven members of our teller/CSR team have been trained and temporarily redeployed to Retail Loan Operations while our lobbies are closed. We have been working with our appraisers and customers to ensure both parties feel comfortable and safe conducting interior inspections . For those who wish not to have contact due to health concerns, Bank First started allowing customers to take pictures and/or video of their home . They then send this information to the appraiser so they can complete their work . May 2019 May 2020 38 159 June 2019 June 2020 39 112 April 2019 April 2020 26 108

Operational Preparedness & Response ▪ A dedicated team of Administrative Assistants and Processors have been assigned to prepare loan documents and process deferral requests to expedite the process of moving them through the system to help customers in financial distress/uncertainty . ▪ Over 50 employees were redeployed from the front line and other departments to assist with the SBA Paycheck Protection Program . Teams were created to help accept and process applications, prepare and review loan documents, send documents for electronic signature, and book/fund the loan . ▪ Employees working on the Paycheck Protection Program have been working nights and weekends (including on Easter) to process applications . Assisting our customers during this challenging time is a top priority . COMMERCIAL LOAN OPERATIONS SBA Task Force Meghann Kasper Chief Credit Officer Kelly Fischer Chief Operating Officer Mike Dempsey President Jason Krepline EVP – Region President; Senior Loan Officer Joan Woldt EVP – Region President Derek Klahn AVP – Business Banking Kyle Von Haden AVP - Credit Laura Lederer Administrative Assistant (Admin SBA Lead) An SBA Task Force was created to navigate the various programs being rolled out as part of the CARES Act. This taskforce helped successfully launch the Paycheck Protection Program for Bank First. 50+ employees redeployed to help

Regularly scheduled training done via webinar format Operational Preparedness & Response BRANCH OPERATIONS > > > > > > Travel restricted among branches Gloves, masks, hand sanitizer, wipes, and antibacterial spray provided to each office Teller/CSR group working on updating customer information in the core system during lobby closures New Intranet has helped provide essential communication and additional training opportunities Employees encouraged to sanitize their hands and workstations after each customer interaction

• Courier routes reduced to one visit per office per week. Loan files with wet signatures are being mailed overnight to avoid issues with selling deadlines. • Customer courier deposit pickup service has been reduced to one day per week. • New building projects delayed to continue social distancing. Operational Preparedness & Response FACILITIES

" We have a social responsibility and federal mandate to serve our customers and communities. Doing so while ensuring the health, safety, and financial well - being of our employees is a top priority." - Mike Molepske, CEO and President EMPLOYEES ARE OUR BIGGEST ASSET Employee Protection & Assistance

Humana, our insurance provider, announced that they will be waiving out - of - pocket costs associated with testing for COVID - 19 for patients who meet CDC guidelines at approved laboratory locations. Additionally, Humana will be waiving the cost of telemedic ine for urgent care. To encourage our employees to stay home if they are at risk of infecting others, we modified our time off policy to allow employees to use FMLA hours. Employees were required to stay home for 14 days if: • They had a fever greater than 100.4. • They traveled to a Level 3 country as defined by the WHO or went on a cruise. Implemented more stringent sanitation measures and added New York, Washington, and California to list of travel destinations requiring 14 - day quarantine upon return. Worked on staffing needs to address shortages regarding employees with children impacted by school and daycare closures. Began offering Pandemic Pay to employees if their time away from work extended past the 80 - hour requirement. Pandemic Pay allows the employee to be fully compensated or at minimum compensated for 2/3 of their pay (depending on the circumstance) for up to 12 weeks. Humana announced that all COVID - 19 medical expenses would be covered without deductibles and co - pays. Employees have access to EAP and Doctor on Demand to video conference a doctor or counselor when needed. EMPLOYEE ASSISTANCE Employee Protection & Assistance MARCH 12   MARCH 12 MARCH 18 MARCH 18  APRIL 1   APRIL 2  ALWAYS

Employees have the ability to work from home (VPN). 155 Laptops previously deployed. 35 Additional laptops deployed due to COVID. EMPLOYEE ASSISTANCE Employee Protection & Assistance 170 Employees periodically in/out due to childcare needs. 13 14 Employees were out for symptoms/self - quarantining that don’t have the ability to work from home  .  10 of those employees have already returned to work.   Employees working at the office. 107 304 TOTAL EMPLOYEES

Employee Protection & Assistance

EMPLOYEE PROTECTION

EVERY YEAR	All employees are encouraged each year to get a flu shot. Bank First reimburses up to $25 if there is a cost involved.
MARCH 12	Tissue boxes and face masks sent to each office. Medical gloves and additional hand sanitizer ordered for each office. Offices educated on sanitization procedures.
MARCH 16	Started practicing social distancing.
MARCH 18	Relaxed the dress code to include casual attire and jeans to ensure employees could wash their clothes daily instead of needing to be dry cleaned.
MARCH 19	Employees encouraged to work from home when possible to protect themselves and coworkers.
APRIL 5	Started requiring that all employees take their temperature before coming into work. Bank First will reimburse up to $25 for the cost of a thermometer.
APRIL 10	Employees required to either use gloves or sanitize hands after each instance of handling cash.
APRIL 10	Mask use mandatory during customer appointments in our offices. Employees encouraged to wear mask when working within 6 feet of others. Couriers required to now use masks when entering each office.

BankFirst

• We have asked all our offices to order in lunch once per week from a customer for the benefit of our employees and our customers. • As a thank you to our employees for their hard work and dedication and to help our customers, we will be giving out $50 gift cards to local restaurants. • On March 31, we announced that no employees would be laid off due to the COVID - 19 pandemic. Job duties have been shifted to redeploy staffing where needed. EMPLOYEE GRATITUDE Employee Protection & Assistance

Employee Communication & Education INTRANET SITE Beginning March 13 : We created a dedicated page on our new Intranet site to communicate important updates surrounding COVID - 19 to employees . Employees have access to this site anytime, anywhere .

Bank First has taken an “all hands on deck” approach to serve our customers as well as other businesses in the communities we serve to ensure they are getting the support they need. Providing effective communication to our customers during this challenging time has been a top priority of Bank First. SUPPORTING CUSTOMERS IN A TIME OF NEED Supporting our Customers

PERSONAL LOAN CUSTOMERS Fannie Mae & Freddie Mac • Forbearance programs rolled out. 6 months deferral of payment and escrow with a potential for another 6 months. No credit bureau reporting during forbearance. Supporting Our Customers 1,114 AS OF APRIL 17, 2020 48 CUSTOMER REQUESTS $8.1 MILLION 1,114 AS OF APRIL 17, 2020 89 CUSTOMER REQUESTS $17 In House Mortgage and Consumer Loan Programs • Deferring payment and escrow for 2 months with an option of an additional 2 months. • Deferral months are added to the end of the loan to extend the maturity date. • Suspended foreclosure actions on residential properties for 60 days, unless required by federal or government agencies. • Suspended repossession actions for 60 days for vehicles, boats, and RVs. MILLION

Deferral Requests Bank First is offering business customers six - month principal deferrals. Deferred principal will balloon at maturity. Supporting Our Customers 1,114 AS OF APRIL 17, 2020 89 DEFERRAL REQUESTS $174 MILLION SBA Paycheck Protection Program • As a Preferred SBA Lender, Bank First is proud to participate in the Paycheck Protection Program (PPP) . Our team has been working around the clock (including nights, weekends, and holidays) to assist customers . • At a time when many of the big banks and non - SBA community banks and credit unions are choosing not to participate in this program, Bank First has taken an “all hands on deck” approach to serve our customers as well as other businesses in our community that are not getting the support they need . 1,114 AS OF APRIL 17, 2020 PPP LOANS APPROVED $245 MILLION 1,236 BUSINESSES SERVED BUSINESS LOAN CUSTOMERS

Supporting Our Customers DEPOSITORY CUSTOMERS • We are waiving the early withdrawal penalties on CDs. • We are waiving telephone transfer fees. • We are waiving overdraft fees based on request. 76 NEW DEPOSITORY RELATIONSHIPS AS A RESULT OF ASSISTING BUSINESSES IN THE PAYCHECK PROTECTION PROGRAM. zero fee

Supporting Our Customers DIGITAL BANKING EFFORTS • Encouraging customers to utilize Bank First’s digital services, such as Retail and Mobile Banking. • Added online account opening to our website. • Encouraging customers to apply online using our new mortgage application system. • Encouraging peer - to - peer payment platforms as opposed to handling cash. • Encouraging the use of Digital W allet to reduce cash handling at point of purchase. • Created the ability to schedule appointments online. Currently receiving approximately 10 - 15 requests per day. MARCH 1 APRIL 13 21,036 22,159 PERSONAL ONLINE BANKING 5.34% INCREASE MARCH 1 APRIL 13 10,610 11,096 PERSONAL MOBILE BANKING 4.60% INCREASE MARCH 1 APRIL 13 3,918 4,090 BUSINESS ONLINE BANKING 4.39% INCREASE MARCH 1 APRIL 13 387 406 BUSINESS MOBILE BANKING 4.91% INCREASE CUSTOMERS ENROLLED

Supporting Our Customers CUSTOMER FEEDBACK “Thank you again. You have been great to work with. Very informative. Very responsive. Have a great day!" “Hi Nathan, Yes , beers ASAP – this COVID has got to go! Thank you for helping Beth with the PPP loan stuff. She was raving about you and really appreciated all your assistance. You the man !” "Bank First did a phenomenal job of processing this! Glad we have them on our team." “I cannot express how thankful we are to have gotten this opportunity to do business with you, and I would like to continue to stay in touch and learn more about Bank First. Thanks again for everything. You have a great team." “Hi Joan, I just want to applaud you on how well Bank First is handling this. Most other banks and credit unions haven't even sent the applications in as I have talked to many other business owners who are frustrated with their banks and credit unions . Bank First is working hard to help their customers and community, even at off times such as Sunday morning. My thanks to all of the Bank First team in all of the communities they serve for their extraordinary efforts in these unprecedented times." " My husband and I have been working with your commercial lender, Rahim Keval, during this past week in processing both of our respective businesses PPP SBA Care Act loans. We cannot give enough praise on how well Mr. Keval has conducted himself during this very busy, stressful and questionable time in our economy." "I wanted to relay you have a very pleased customer that appreciates your help with navigating the Federal Relief maze. Equally important, I have no doubt that word will travel that Bank First is working hard to help their customers and community, even on Sundays.” “I was so happy to find out that Bank First was SBA - approved to process PPP loans. Your dedicated employee, Derek Klahn, helped us obtain a PPP loan. Derek did a great job fielding all our questions and was super efficient getting our loan application processed. Because of his diligence, our loan has already been funded. “Hi Jim, I wanted to let you know that it appears from us as outside observers that your Bank is doing a great job with this process. A lot of our clients who are using other Banks are having a much more challenging time."

Customer Communication & Education

WEBSITE COMMUNICATION

MARCH 13	Created Alert Banner and Link containing news and updates about COVID-19 on our website
MARCH 16	Letter from CEO: COVID-19 Response
MARCH 20	Letter from CEO: COVID-19 Update
MARCH 23	Launched "Schedule An Appointment" form on our website for customers
MARCH 24	Content added regarding our customer relief efforts
MARCH 24	Letter from CEO: COVID-19 Customer Relief Efforts
MARCH 30	Content added regarding scams
MARCH 30	Letter from CEO: Scammers are taking advantage of COVID-19
APRIL 2	Content added regarding the CARES Act and PPP program
APRIL 2	Letter from CEO: CARES Act and the Paycheck Protection Program (PPP)
APRIL 3	Content added regarding small business relief options
APRIL 3	Letter from CEO: Update - SBA Coronavirus Relief Options for Small Businesses
APRIL 4	Content added regarding the Paycheck Protection Program
APRIL 4	Letter from CEO: Important Information Regarding the Paycheck Protection Program
APRIL 11	Letter from CEO: Update on the Paycheck Protection Program
APRIL 14	Letter from CEO: Protect Your Economic Impact Payment: Scams to Watch Out For

BankFirst

Customer Communication & Education EMAIL COMMUNICATION Beginning March 16: Letters from the CEO sent to customers: • COVID - 19 Response • COVID - 19 Update • COVID - 19 Customer Relief Efforts • Scammers are taking advantage of COVID - 19 • CARES Act and the Paycheck Protection Program (PPP) • Update - SBA Coronavirus Relief Options for Small Businesses • Important Information Regarding the Paycheck Protection Program • Update on the Paycheck Protection Program • Protect Your Economic Impact Payment: Scams to Watch Out For

Customer Communication & Education SOCIAL MEDIA SITES Beginning March 14: • Began publishing informative information to our followers on: Facebook - @bankfirstwisconsin LinkedIn - @bankfirst - wi Instagram - @bankfirstwi

Supporting Our Community SUPPORTING LOCAL RESTAURANTS Bank First recently purchased $ 100 , 000 in gift cards from over 140 local restaurants . These gift cards will be donated back to local families, non - profit organizations, and businesses through various programs once the Safer - At - Home restrictions are lifted .

Bank First will continue to be one of the top - performing providers of financial services in Wisconsin. Bank First will create value for the communities and customers we serve, resulting in exceptional return for our shareholders. We will continue to grow relationship deposits and lend those funds to invest in and support the communities we serve, yielding superior growth in earnings per share. IMPACT OF COVID - 19 ON PERFORMANCE Financial Impact

COVID - 19 Impact on Financial Performance PAYCHECK PROTECTION PROGRAM As of April 17, 2020 1,236 Applications Submitted to Bank First Customers Non - Customers 1,144 92 1,236 Applications Approved By SBA Customers Non - Customers $205 Million $40 Million $245 Million Approved 1,114 Fees Expected to be Collected $8.2 MILLION 1,114 Fees Paid to 3rd Party Agents $0.1 MILLION 76 NEW Depository Relationships

COVID - 19 Impact on Financial Performance BALANCE SHEET CONSIDERATIONS Bank First Loan Composition as of March 31, 2020 $ 1.8 billion Commercial Real Estate Composition as of March 31, 2020 $954 m illion Construction & Development Composition as of March 31, 2020 $104 m illion

COVID - 19 Impact on Financial Performance ASSET QUALITY Non - Performing Assets/Consolidated Assets as of March 31 ▪ Bank First entered this time of heightened economic turbulence with strong asset quality metrics . ▪ While there is great uncertainty over the impact of the current health crisis on credit quality of all financial institutions going forward, Bank First has maintained a consistently conservative credit culture that allowed it to weather the Great Recession from 2008 - 2011 with continually increasing earnings each year . ▪ Bank First's ability to transform its credit culture is evidenced with the Waupaca loan portfolio brought on in October 2017 , which resulted in a notable spike in non - performing assets . Within just two years, Bank First reduced non - performing assets to consolidated assets from 1 . 47 % to 0 . 51% , putting it more in line with historical levels . ▪ Actual credit quality deterioration will depend heavily on the length of time that local and national economies remain under the various “stay at home” orders issued by each state . The longer these orders stay in place, the greater the stress will be on the economy . Management will continue to monitor these factors in its decision - making practices .

COVID - 19 Impact on Financial Performance LIQUIDITY * Calculated as cash, due from banks, interest - bearing deposits, federal funds sold and FHLB borrowing capacity • Quick liquidity indicates funds immediately available. • This measure does not include available access to liquidity through brokered deposits, liquidation of securities, federal funds purchased, and other items. • Cash intensive acquisition of Waupaca during October 2017 reduced liquidity. It has been rebuilt to historically high levels within two years. • The Federal Reserve has also introduced a lending facility to finance Paycheck Protection Program loans if needed. 387.8 304.1 375.8 425.2 MAR - 17 MAR - 18 MAR - 19 MAR - 20 QUICK LIQUIDITY * ( IN MILLIONS)

We are a relationship - based community bank focused on providing innovative products and services that are value driven. OUR PROMISE Thank you.